EXHIBIT 21


SUBSIDIARIES OF I-LINK INCORPORATED


                                       Percentage        Jurisdiction of
Name                                   Ownership         Organization


I-Link Systems, Inc.                      100%           Utah
  (formerly I-Link Worldwide, Inc.)

I-Link Communications, Inc.               100%           Utah
  (formerly Family Telecommunications
  Incorporated)

I-Link Worldwide, LLC                  100%           Delaware

MiBridge, Inc.                            100%           Utah
  (formerly I-Link Mergerco, Inc.,
  the surviving entity in merger with
  MiBridge, Inc., a New Jersey corporation)

ViaNet Technologies, Ltd.                 100%           Israel

Medcross Imaging Ltd.                     81.75%         Florida

Waters Edge Scanning Associates, Inc.     100%           Florida

Medcross Asia, Ltd.                       100%           People's Republic of
                                                         China (Hong Kong)

Shenyang Medcross Huamei Medical
Equipment Company, Ltd.                   51%            People's Republic of
                                                         China



































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